Exhibit 99.6

Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, SUITE 3-200	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730-1111	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944

www.cgaus.com

Consent of Cawley, Gillespie & Associates, Inc.

March 27, 2026

Permian Basin Royalty Trust

Argent Trust Company

3838 Oak Lawn Avenue, Suite 1720

Dallas, Texas 75219

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 2025 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2025, based on reserve reports dated February 26, 2026, prepared by Cawley, Gillespie & Associates, Inc.

Submitted,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

J. Zane Meekins, P. E
Executive Vice President